                                                                    Exhibit 10

                                                                      JPMORGAN

                                     [LETTERHEAD]




June 22, 1995

The Board of Directors
UNR Industries, Inc.
332 South Michigan Avenue
Chicago, Illinois 60604

Attention:  Mr. Thomas A. Gildehaus
            President and Chief Executive Officer

Members of the Board:

This letter confirms our understanding (the "Agreement") that UNR Industries, Inc. (together with its subsidiaries and affiliates, the "Company") has engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to act as the Company's exclusive financial advisor with respect to the Company's analysis and review of its general corporate and financial strategies and its consideration of various potential strategic or financial transactions, including any sale, merger, consolidation, or any other business combination, in one or a series of transactions, involving all or a portion of the stock, assets, or business of the Company or any of its subsidiaries or divisions (each, a "Business Combination"), any repurchase by the Company of a significant amount of its securities, any recapitalization of the Company, or any spin-off, split-off, or other extraordinary dividend in excess of $1.00 per share on the Company's common stock, in cash, securities, or other assets, to stockholders of the Company (each of the foregoing, including any Business Combination, a "Transaction").

As discussed, we propose to undertake certain services on your behalf as part of our mandate to assist you in analyzing and evaluating various strategic and financial alternatives, including to the extent requested by you:
(i) assisting you in preparing an offering memorandum describing the Company, its operations, historical performance, and future prospects,
(ii) identifying and contacting selected qualified acquirors acceptable to you, (iii) arranging for potential acquirors to conduct business investigations, (iv) assisting you in negotiating the financial aspects of any proposed Transaction, and (v) delivering an opinion to the Board of Directors of the Company, if requested, as to the fairness to the Company's stockholders from a financial point of view of the consideration to be received by the Company's stockholders in any proposed Transaction (an "Opinion").

As compensation for the services to be rendered hereunder by J.P. Morgan, the Company agrees to pay J.P. Morgan (i) an engagement fee (the "Engagement Fee") of $200,000 payable promptly upon execution of this Agreement,
(ii) a success fee as described below (the "Success Fee"), and (iii) a no-go fee (the "No-Go Fee") of $300,000, payable 12 months from the date of this Agreement in the event that a bona fide written proposal (or proposals) for a Business Combination (or Business Combinations), determined by the Board of Directors to be reasonably acceptable, is received from a third party (or parties) during the

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term of this Agreement, and the Company has rejected such proposal (or proposals) and no alternative Transactions are or become available to the Company during the term of this Agreement.

The Success Fee (except as otherwise provided in this paragraph) referred to in clause (ii) above shall be in an amount equal to (1) 0.70% (70 basis points) of the Aggregate Transaction Value (as hereinafter defined) if only one Business Combination is consummated by the Company and (2) .80% (80 basis points) of the Aggregate Transaction Value if two or more Business Combinations are consummated. If the Company consummates any sale or other transfer of stock, assets or business of its Home Products division to Franke, Inc. (a "Home Products Transaction"), the foregoing Success Fee structure shall not apply to such Transaction and J.P. Morgan shall receive instead a Success Fee equal to .35% (35 basis points) of the Aggregate Transaction value of such Home Products Transaction; PROVIDED, however, that the Success Fee structure slated in the first sentence of this paragraph shall apply to any Transaction involving the Home Products division other than such a sale or other transfer to Franke, Inc. The Engagement Fee paid to J.P. Morgan hereunder shall be credited to any Success Fee payable to J.P. Morgan hereunder. A Success Fee shall be payable with respect to each Transaction in cash upon consummation of such Transaction. In the event that the Company enters into a Transaction other than a Business Combination, J.P. Morgan and the Company will negotiate, in good faith, a mutually agreeable Success Fee, which will take into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions.

For purposes of this Agreement, "Aggregate Transaction Value" means the aggregate amount of consideration received by the Company and/or its stockholders (treating any shares issuable upon exercise of options, warrants, or other rights of conversion as outstanding) in all Transactions, plus the amount of any debt securities or other liabilities assumed, redeemed, or remaining outstanding or equity securities redeemed or remaining outstanding in connection with all Transactions, plus, without duplication, the value of any securities, cash, or other assets (in the case of distributions to the Company's common stockholders, including only extraordinary dividends in excess of $1.00 per share on the Company's common stock) distributed to stockholders of the Company since the date hereof.

For purposes of this Agreement, a Transaction shall be deemed to have been consummated upon the earliest of any of the following events to occur:
(a) the acquisition by another person of at least 80% of the outstanding common stock of, or voting power in, the Company; (b) a merger or consolidation of the Company with another person; (c) the acquisition by another person of assets of the Company representing at least 5% of the Company's book value; (d) acquisition by the Company (including any such acquisition by any shareholder of the Company) of at least 20% of its outstanding equity securities; (e) consummation of any recapitilization; or
(f) the receipt by stockholders of the Company of any cash, securities, or other assets to be distributed in any spin-off, split-off or other


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extraordinary dividend (in the case of distributions to the Company's common stockholders, including only such distributions in excess of $1.00 per share of the Company's common stock).

If the consideration or other value received in any Business Combination is paid in whole or in part in the form of securities, the value of such securities, for purposes of calculating the Success Fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the consummation of the Business Combination; PROVIDED, HOWEVER, that if such securities consist of securities with an existing public trading market, the value thereof shall be determined by the last sales price for such securities on the last trading day thereof prior to such consummation. If all or a portion of the consideration is related to or contingent upon the future earnings or operations of the Company, the portion of J.P. Morgan's compensation relating thereto shall be calculated and shall be paid at the time the Transaction is consummated based upon the estimated net present value thereof.

The Company agrees to provide J.P. Morgan all financial and other information requested by it for the purpose of its assignment hereunder. In performing its services hereunder (including, without limitation, in giving any Opinion), J.P. Morgan shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is publicly available and of all information that has been furnished to it by the Company or otherwise reviewed by J.P. Morgan , and J.P. Morgan shall not assume any responsibility nor have any liability therefor. J.P. Morgan shall have no obligation to conduct any valuation or appraisal of any assets or liabilities. For the execution of its assignment, J.P. Morgan shall establish a team of qualified individuals from appropriate specialty areas within J.P. Morgan & Co. Incorporated, including Morgan Guaranty Trust Company of New York.

Any financial advice rendered by J.P. Morgan pursuant to this Agreement may not be disclosed publicly in any manner without J.P. Morgan's prior written approval and will be treated by the Company as confidential. J.P. Morgan understands that its Opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company and agrees to provide its written approval for such use.

In order to coordinate our efforts with respect to possible Transactions, during the period of our engagement hereunder neither the Company nor any representative thereof (other than J.P. Morgan) will initiate discussions regarding a Transaction except through J.P. Morgan. If the Company or its management receives an inquiry regarding a Transaction (other than the Home Products Transaction), they will promptly advise J.P. Morgan of such inquiry in order that J.P. Morgan may evaluate the person making such inquiry and its interest and assist the Company in any resulting negotiations.

The Company agrees to reimburse J.P. Morgan promptly upon request from time to time for all reasonable expenses (including, without limitation, travel, communication, and document production expenses, and the fees and disbursements of counsel) incurred by J.P. Morgan in


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performing its engagement hereunder, whether or not a Transaction is consummated. The Company also agrees to indemnify J.P. Morgan and certain other entities and persons as set forth on Schedule I attached hereto.

This Agreement may be terminated by either the Company or J.P. Morgan at any time upon giving written notice to the other party. No such termination will affect (i) J.P. Morgan's rights to receive fees accrued prior to such termination or to receive reimbursement of its expenses as set forth above,
(ii) the rights of J.P. Morgan or any other Indemnified Person (as defined in Schedule I hereto) to receive indemnification and contribution, or (iii) the Company's confidentiality obligations hereunder. In addition, if at any time prior to the expiration of 18 months after any such termination by the Company or expiration of this Agreement a Transaction is consummated, J.P. Morgan will be entitled to payment in full or the Success Fee.

It is understood that if the Company completes a transaction in lieu of any Transaction for which J.P. Morgan is entitled to compensation pursuant to this Agreement, J.P. Morgan and the Company will negotiate in good faith appropriate compensation for J.P. Morgan in an amount to be mutually agreed upon, which will take into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions.

If the foregoing correctly sets forth the agreement between the Company and J.P. Morgan, please sign and return the enclosed copy of this Agreement, whereupon it shall become our binding agreement to be governed by New York law.


Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ C. H. Randolph Lyon
    -----------------------
Name:   C. H. Randolph Lyon
Title:  Managing Director


Accepted as of the
date first above written:

UNR INDUSTRIES, INC.

By:   /s/ T. A. Gildehaus
    ------------------------
Name:  Thomas A. Gildehaus
Title: President and Chief Executive Officer


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

                                                                      JPMORGAN

                                     [LETTERHEAD]




February 9, 1996

The Board of Directors
UNR Industries, Inc.
332 South Michigan Avenue
Chicago, Illinois 60604

Attention:  Mr. Thomas A. Gildehaus
            President and Chief Executive Officer

Members of the Board:

This letter confirms our understanding (the "Agreement") that UNR
Industries, Inc. (together with its subsidiaries and affiliates, the "Company") has engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to act as the Company's exclusive financial advisor with respect to the sale, merger, consolidation, or any other business combination, in one or a series of transactions, involving all or a portion of the stock, assets, or business of any of the following divisions of the Company, either separately or in combination (each, a "Transaction"): UNR-Leavitt, Unarco Commercial Products, UNR-Home Products and Real Time Solutions (each, a "Division" and collectively, the "Divisions"). This Agreement replaces the previous Agreement between the Company and J.P. Morgan dated June 22, 1995 which is, therefore, terminated. J.P. Morgan hereby waives the No-Go Fee under that Agreement.

As discussed, we propose to undertake certain services on your behalf, including to the extent requested by you: (i) assisting you in preparing an offering memorandum describing each Division, its operations, historical performance, and future prospects, (ii) identifying and contacting selected qualified acquirors acceptable to you, (iii) arranging for potential acquirors to conduct business investigations, (iv) assisting you in negotiating the financial aspects of any proposed Transaction, and (v) delivering an opinion to the Board of Directors of the Company, if requested, as to the fairness to the Company's stockholders from a financial point of view of the consideration to be received by the Company in any proposed Transaction (an "Opinion").

As compensation for the services to be rendered hereunder by J.P. Morgan, the Company agrees to pay J.P. Morgan (i) a Success Fee as hereinafter-defined, or (ii) a No-Go Fee of $300,000 payable 12 months from the date of this Agreement in the event that no definitive agreement to consummate a Transaction has been executed. The Success Fee shall be an amount equal to
(i) 1.25% (125 basis points) of the Aggregate Transaction Value (as hereinafter defined) up to $175,000,000 plus 5% (500 basis points) of the Aggregate Transaction Value in excess of $175,000,000 if all the Divisions are sold, or (ii), in the event that the divestiture of all Divisions is not consummated for any reason, the Success Fee shall be the sum of and be defined as follows: (a) 1.00% of the Transaction Value for UNR-Leavitt up to $100,000,000 and 5% of the Transaction Value over $100,000,000; (b) 1.25% of the Transaction Value for Unarco Commercial Products up to $40,000,000 and 3% of the

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Transaction Value over $40,000,000; (c) 2.00% of the Transaction Value for
UNR-Home Products up to $15,000,000 and 5% of the Transaction Value over $15,000,000; and (d) 2.00% of the Transaction Value for Real Time Solutions up to $15,000,000 and 5% of the Transaction Value over $15,000,000. The Success Fee shall be payable with respect to each Transaction in cash upon consummation of such Transaction subject to a minimum Success Fee of $500,000 for the first Transaction. To the extent that J.P. Morgan is entitled to Success Fees greater than $500,000 as a result of the first Transaction and a subsequent Transaction(s), the Success Fee(s) for the subsequent Transaction(s) shall be adjusted so that J.P. Morgan does not receive more compensation than it would be entitled in clause (ii) of the second sentence of this paragraph. The $200,000 engagement fee paid under the previous Agreement between the Company and J.P. Morgan dated June 22, 1995 shall be credited against the Success Fee(s) payable to J.P. Morgan hereunder.

For purposes of this Agreement, "Transaction Value" means the amount of consideration received by the Company in each Transaction, plus the amount of any debt securities or other liabilities (excluding accounts payable and accrued expenses) assumed by the purchaser as reflected on the Division's financial statements immediately prior to closing plus any other liabilities assumed by the Purchaser but not reflected on the Division's financial statements and not incurred by the Division in the normal course of business all as contemplated in the draft Asset Purchase and Sale Agreement provided to potential purchasers. "Aggregate Transaction Value" means the sum of the Transaction Values for all of the Divisions.

If the consideration or other value received in any Transaction is paid in whole or in part in the form of securities, the value of such securities, for purposes of calculating the Success Fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the consummation of the Transaction; PROVIDED, HOWEVER, that if such securities consist of securities with an existing public trading market, the value thereof shall be determined by the last sales price for such securities on the last trading day thereof prior to such consummation. If all or a portion of the consideration is related to or contingent upon the future earnings or operations of the Company, the portion of J.P. Morgan's compensation relating thereto shall be calculated and shall be paid at the time the Transaction is consummated based upon the estimated net present value thereof as the parties hereto shall mutually agree.

The Company agrees to provide J.P. Morgan all financial and other information requested by it for the purpose of its assignment hereunder. In performing its services hereunder (including, without limitation, in giving any Opinion), J.P. Morgan shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is publicly available and of all information that has been furnished to it by the Company or otherwise reviewed by J.P. Morgan, and J.P. Morgan shall not assume any responsibility nor have any liability therefor. J.P. Morgan shall have no obligation to conduct any valuation or appraisal of any assets or liabilities. For the execution of its assignment, J.P. Morgan shall establish a team of qualified individuals from appropriate speciality areas within J.P. Morgan & Co. Incorporated, including Morgan Guaranty Trust Company of New York.

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Any financial advice rendered by J.P. Morgan pursuant to this Agreement may not be disclosed publicly in any manner without J.P. Morgan's prior written approval and will be treated by the Company as confidential. J.P. Morgan understands that its Opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company and agrees to provide its written approval for such use.

In order to coordinate our efforts with respect to possible Transactions, during the period of our engagement hereunder neither the Company nor any representative thereof (other than J.P. Morgan) will initiate discussions regarding a Transaction except through J.P. Morgan. If the Company or its management receives an inquiry regarding a Transaction, they will promptly advise J.P. Morgan of such inquiry in order that J.P. Morgan may evaluate the person making such inquiry and its interest and assist the Company in any resulting negotiations.

The Company agrees to reimburse J.P. Morgan promptly upon request from time to time for all reasonable expenses (including, without limitation, travel, communication, and document production expenses, and the fees and disbursements of counsel) incurred by J.P. Morgan in performing its engagement hereunder, whether or not a Transaction is consummated. The Company also agrees to indemnify J.P. Morgan and certain other entities and persons as set forth on Schedule I attached hereto.

This Agreement may be terminated by either the Company or J.P. Morgan at any time upon giving written notice to the other party. No such termination will affect (i) J.P. Morgan's rights to receive fees accrued prior to such termination or to receive reimbursement of its expenses as set forth above,
(ii) the rights of J.P. Morgan or any other Indemnified Person (as defined in Schedule I hereto) to receive indemnification and contribution, or (iii) the Company's confidentiality obligations hereunder. In addition, if at any time prior to the expiration of 18 months after any such termination by the Company or expiration of this Agreement a Transaction is consummated, J.P. Morgan will be entitled to payment in full of the Success Fee.

It is understood that if the Company completes a transaction in lieu of any Transaction for which J.P. Morgan is entitled to compensation pursuant to this Agreement, including but not limited to the sale of the Company, any repurchase by the Company of a significant amount of its securities, any recapitalization of the Company, or any spin-off, split-off, or extraordinary dividend (aside from those related to the Transactions contemplated in this Agreement), J.P. Morgan and the Company will negotiate in good faith appropriate compensation for J.P. Morgan is an amount to be mutually agreed upon, which will take into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions.

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If the foregoing correctly sets forth the agreement between the Company and
J.P. Morgan, please sign and return the enclosed copy of this Agreement, whereupon it shall become our binding agreement to be governed by New York law.


Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ Gregory L. Guyett
    ------------------------
Name:   Gregory L. Guyett
Title:  Vice President


Accepted as of the
date first above written:


UNR INDUSTRIES, INC.

By: __________________________
Name:  Thomas A. Gildehaus
Title: President and Chief Executive Officer


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                                                                      JPMorgan


                                        SCHEDULE I


UNR Industries, Inc. (the "Company") referred to in the attached agreement (the "Agreement"), agrees to indemnify and hold harmless J.P. Morgan Securities Inc. ("J.P. Morgan") and its affiliates, and the respective directors, officers, agents, and employees of J.P. Morgan and its affiliates and each other entity or person, if any, controlling J.P. Morgan or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933,,as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, (J.P. Morgan and each such entity or person being referred to as an "Indemnified Person") from and against any losses, claims, demands, damages, or liabilities (or actions in respect thereof) relating to or arising out of activities performed pursuant to the Agreement, the transactions contemplated thereby or J.P. Morgan's role in connection therewith, and to reimburse J.P. Morgan and any other Indemnified Person on a current basis for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by J.P. Morgan or any such other Indemnified Person n connection with pending or threatened litigation to which J.P. Morgan (or any other Indemnified Person) is a party, in each case, as such expenses are incurred or paid. The Company will not, however, be responsible for any such losses, claims, damages, liabilities, or expenses of any Indemnified Person that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's gross negligence or willful misconduct. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with the Agreement, any transactions contemplated thereby or J.P. Morgan's role in connection therewith, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's gross negligence or willful misconduct.

Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company will, if requested by any Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to J.P. Morgan and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any

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Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, and Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel, or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and such Indemnified Person and representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests between the Company and such Indemnified Person. The Company shall not be liable for any settlement of consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If the Company assume the defense of any litigation or proceeding, the Company will not settle such litigation or proceeding without J.P. Morgan's written consent, which shall not be unreasonably withheld.

The provisions contained in this Schedule I shall remain operative and in full force and effect regardless of the expiration or any termination of the Agreement.

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